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                             INVISION TECHNOLOGIES, INC.        Exhibit 10.35
                               KEY EMPLOYEE AGREEMENT
                                        FOR

                                 ALFRED V. LARRENAGA

       This Employment Agreement ("Agreement") is entered into as of the 27th day of May, 1999, by and between Alfred Larrenaga ("Executive") and INVISION TECHNOLOGIES, INC. (the "Company").

       WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

       WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

       1.     EMPLOYMENT BY THE COMPANY.
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              1.1    The effective date of this Agreement shall be
                     June 21, 1999.

              1.2 Subject to terms set forth herein, the Company agrees to employ Executive in the position of Senior Vice President and Chief Financial Officer and Executive hereby accepts such employment effective as of June 21, 1999 (the "Employment Date"). During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacity permitted by the Company's general employment policies) to the business of the Company.

              1.3 Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board") and Chief Executive Officer. Executive shall perform his duties at such place or places, as the Company shall reasonably designate.

              1.4 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.


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       2.     COMPENSATION.
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              2.1    SALARY. Executive shall receive for services to be
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rendered hereunder an annualized base salary of $170,000, payable in accordance with the Company's regular payroll schedule. Such compensation is subject to change in accordance with the policies of the Company, as determined by its Board of Directors, in force from time to time.

              2.2    BONUS. Executive shall be eligible to receive a 1999
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annualized target bonus, pro-rated by number of months remaining, in the amount of $75,000.00, less standard deductions, payable first quarter 2000. Such bonus is based on reaching the corporate and personal objectives as outlined in the executive compensation plan. Personal objectives are to be determined within 2 months from start date. The bonus program is subject to change in accordance with the policies of the Company, as determined by the Board of Directors in force from time to time.

              2.3    STOCK OPTIONS. The Company will grant to Executive under
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the InVision Technologies, Inc. Equity Incentive Plan ("the Plan") options to purchase 60,000 shares of the Company's common stock at an exercise price determined by the fair market value at the time of the Board's approval of the grant. An additional 30,000 options will be granted on or before January 1, 2000 pending Shareholder approval of additional allocation of shares to the Plan. Executive acknowledges that there are no further commitments on behalf of the Company to grant to Executive any additional options. The Board shall, however, consider granting additional options on an annual basis at its discretion.

       3.     PROPRIETARY INFORMATION OBLIGATIONS.
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              3.1    AGREEMENT. Executive agrees to execute and abide by the
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Proprietary Information and Inventions Agreement attached hereto as Exhibit A as a condition of employment.

              3.2    REMEDIES. Executive's duties under the Proprietary
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Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

       4.     OUTSIDE ACTIVITIES.
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              4.1    Except with the prior written consent of the Company's
Board of Directors, Executive will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such


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activities do not materially interfere with the performance of his duties hereunder.

              4.2 Except as permitted by Section 4.3, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

              4.3 During the term of his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

      4.4     FORMER EMPLOYMENT.  Executive represents and warrants that his
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employment by the Company will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship. Executive represents and warrants that he does not possess confidential information arising out of prior employment which, in his best judgement, would be utilized in connection with his employment by the Company, except in accordance with agreements between his former employer and the Company.

       5.     TERMINATION OF EMPLOYMENT.
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              5.1    TERMINATION WITHOUT CAUSE.
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                     (A)   The Company and Executive shall have the right to
terminate Executive's employment with the Company at any time without cause.

                     (B) In the event Executive's employment is terminated without cause, the Company shall continue to pay Executive his base salary, less standard deductions and withholdings, from the date of termination for six (6) months, or until he obtains other employment, whichever occurs earlier.

              5.2    TERMINATION FOR CAUSE.
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                     (A)   In the event Executive's employment is terminated
at any time with cause, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation.

                     (B)   "Cause" for termination shall mean: (a) indictment or


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conviction of any felony or of any crime involving dishonesty; (b)
participation in any fraud against the Company; (c) breach of Executive's duties to the Company, including persistent unsatisfactory performance of job duties; (d) intentional damage to any property of the Company; or (e) conduct by Executive which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve.

              5.3    VOLUNTARY OR MUTUAL TERMINATION.
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                     (A)   Executive may voluntarily terminate his employment
with the Company upon sixty (60) days' notice, after which no further compensation will be paid to Executive.

                     (B) In the event Executive voluntarily terminates his employment, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation.

              6.     NONINTERFERENCE.
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                     While employed by the Company, and for two (2) years
immediately following the Termination Date, Executive agrees not to interfere with the business of the Company by:

                     (A) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company; or

                     (B) directly or indirectly soliciting the business of any customer of the Company which at the time of termination or one year immediately prior thereto was listed on the Company's customer list.

       7.     GENERAL PROVISIONS.
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              7.1    NOTICES. Any notices provided hereunder must be in writing
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and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

              7.2    SEVERABILITY. Whenever possible, each provision of this
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Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

              7.3    WAIVER. If either party should waive any breach of any
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provisions of

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this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

              7.4    COMPLETE AGREEMENT. This Agreement and its Exhibit,
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constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an officer of the Company.

              7.5   ASSIGNMENT. Neither this Agreement nor any rights or
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obligations hereunder may be assigned by the Company or by you.

              7.6    COUNTERPARTS. This Agreement may be executed in separate
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counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same
Agreement.

              7.7    HEADINGS. The headings of the sections hereof are inserted
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for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

              7.8    SUCCESSORS AND ASSIGNS. This Agreement is intended to bind
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and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

              7.9    ATTORNEYS' FEES. If either party hereto brings any action
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to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

              7.10   CHOICE OF LAW. All questions concerning the construction,
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validity and interpretation of this Agreement will be governed by the law of the State of California.

              7.11   FORUM. Any legal action, suit or proceeding arising from
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or relating to this Agreement shall be brought and maintained in the United
States District Court for the Northern District of California and the parties hereby submit to the jurisdiction thereof.


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       IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

       INVISION TECHNOLOGIES, INC.

       By:      /s/ TIM BLACK                         Date:       5/27/99
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               Tim Black
               Chief Operating Officer



       Accepted and agreed this 27 th day of May, 1999.


                /s/ ALFRED V. LARRENAGA
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               Alfred V. Larrenaga






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